                                                                    EXHIBIT 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


                                   GIVE THE SOCIAL                                             GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:          SECURITY NUMBER OF:         FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION NUMBER OF:
-------------------------          -------------------         -------------------------       -------------------------
1.      An individual              The individual              6.      Sole proprietorship     The owner (3)
                                                                       account or
                                                                       single-owners LLC

2.      Two or more                The actual owner of         7.      A valid trust, estate   Legal entity (4)
        individuals (joint         the account, or , if                or pension trust
        account)                   combined funds, the
                                   first individual on
                                   the account (1)

3.      Custodian account          The minor (2)               8.      Corporate or LLC        The corporation
        of a minor (Uniform                                            electing corporate
        Gift to Minors Act)                                            status on Form 8832

4.      a. The usual               The grantor-trustee (1)     9.      Association, club,      The organization
        revocable savings                                              religious,
        trust (grantor is                                              charitable,
        also trustee)                                                  educational, or other
                                                                       tax-exempt
                                                                       organization

        b. So-called trust         The actual owner (1)        10.     Partnership or          The partnership
        account that is not                                            multi-member LLC
        a legal or valid
        trust under state
        law

5.      Sole proprietorship        The owner (3)               11.     A broker or             The broker or nominee
        or single-owner LLC                                            registered nominee

                                                               12.     Account with the        The public entity
                                                                       Department of
                                                                       Agriculture in the
                                                                       name of a public
                                                                       entity (such as a
                                                                       state or local
                                                                       government, school
                                                                       district, or prison)
                                                                       that receives
                                                                       agricultural program
                                                                       payments


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the person, representative or trustee unless the legal entity itself is not designated in the account title.)


NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number to apply for an ITIN or Form SS-4, Application for Employer Identification Number to apply for an EIN. You can get Forms W-7 and SS-4 from the Internal Revenue Service ("IRS") by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at www.irs.gov.

If you do not have a number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the substitute Form W-9 and return it to the payor. You must provide a payor with a taxpayer identification number within 60 days. During this 60-day period, a payor has two options for withholding on reportable interest or dividend payments:

(1) a payor must backup withhold on any withdrawals you make from the account after 7 business days after a payor receives the substitute Form W-9: or

(2) a payor must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. Under this option, backup withholding must begin no later than 7 business days after a payor receives the Substitute Form W-9. Under this option, a payor must refund the amounts withheld if a payor receives your certified taxpayer identification number within the 60-day period and you are not otherwise subject to backup withholding during the period.

With respect to other reportable payments, if a payor does not receive your taxpayer identification number within the 60 days, a payor must backup withhold until you furnish your taxpayer identification number.

CERTIFICATION

For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to a payor, you must cross out item 2 in Part 3 before signing the form.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement account or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(1)(2) of the Code.

o        The United States or any of its agencies or instrumentalities.

o A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government or any of its political subdivisions, agencies or instrumentalities.

o An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

o        A corporation.

o        A financial institution.

o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

o        A real estate investment trust.

o A common trust fund operated by a bank under section 584(a) of the Code.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o        A foreign central bank of issue.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your current taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

o Payments described in section 6049(b)(5) of the Code to non-resident aliens.

o        Payments on tax-free covenant funds under section 1451 of the Code.

o        Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE

Section 6109 of the Code requires recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file the tax returns. Payors must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.